Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	January 17, 2024
FOR MORE INFORMATION CONTACT:
Timothy S. Crane, President & Chief Executive Officer
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Full Year Net Income

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, “we” or “our”) (Nasdaq: WTFC) announced record annual net income of $622.6 million or $9.58 per diluted common share for the year ended December 31, 2023 as compared to net income of $509.7 million or $8.02 per diluted common share for the same period of 2022, an increase in diluted earnings per common share of 19%. Pre-tax, pre-provision income (non-GAAP) totaled a record $959.5 million for the year ended December 31, 2023, up 23% as compared to $779.1 million in the same period of 2022.

The Company recorded quarterly net income of $123.5 million or $1.87 per diluted common share for the fourth quarter of 2023 as compared to $164.2 million or $2.53 per diluted common share for the third quarter of 2023. Pre-tax, pre-provision income (non-GAAP) totaled $208.2 million as compared to $244.8 million for the third quarter of 2023. During the fourth quarter of 2023, the Company recognized an accrual of $34.4 million for the estimated amount owed as a result of the FDIC special assessment on uninsured deposits in response to certain bank failures occurring earlier in 2023 as well as a $9.7 million unfavorable net valuation adjustment from certain mortgage-related assets held at fair value.

Timothy S. Crane, President and Chief Executive Officer, commented, “We are very pleased with our strong 2023 results, including record net income for the full year 2023. Throughout the year, we continued to leverage our position in the markets we serve to sustain steady growth in loans and deposits. Wintrust finished the year with great momentum as our fourth quarter results were highlighted by record net interest income, increased net interest margin and growth in our loan portfolio while continuing to exhibit low levels of net charge-offs.”

Additionally, Mr. Crane noted, “Given current economic conditions, we continue to feel good about the position of our businesses throughout our footprint. Opportunities in our markets exist to grow earning assets and deposits. Our net interest margin for the fourth quarter continued to stay within our expected range, increasing by two basis points. In the current interest rate environment, we still expect to maintain our net interest margin within a narrow range around current levels during the first quarter of 2024 and stay relatively stable for the remainder of 2024, depending on the pace and magnitude of potential interest rate changes. We believe this stability in net interest margin along with steady growth will drive strong financial performance in future quarters.”

Highlights of the fourth quarter of 2023:
Comparative information to the third quarter of 2023, unless otherwise noted

•Net interest margin increased by two basis points to 3.62% (3.64% on a fully taxable-equivalent basis, non-GAAP) during the fourth quarter of 2023.
◦The higher net interest margin as well as growth in earning assets drove record quarterly net interest income of $470.0 million, increasing $7.6 million.
•Total loans increased by $686 million, or 7% annualized.
•Total deposits increased by $404 million, or 4% annualized.
•Total assets increased by $705 million, or 5% annualized.
•Impacts compared to the third quarter of 2023 from changes in the interest rate environment during the fourth quarter of 2023 included the following:

◦Non-interest income was impacted by a more unfavorable net valuation adjustment from certain mortgage-related assets held at fair value. Unfavorable net valuation adjustments totaled $9.7 million in the fourth quarter of 2023 compared to unfavorable net valuation adjustments of $2.3 million in the third quarter of 2023.
◦Book value per common share increased $6.24 to $81.43 and tangible book value per common share (non-GAAP) increased $6.26 to $70.33, primarily the result of favorable changes in the fair values of certain assets and liabilities, and the resulting benefit to accumulated other comprehensive income (loss).
•Non-interest expense was negatively impacted by an accrual of $34.4 million for the estimated amount owed as a result of the FDIC special assessment on uninsured deposits in response to certain bank failures occurring earlier in 2023.

Mr. Crane noted, “Our higher net interest margin coupled with growth in earning assets resulted in record net interest income in the fourth quarter of 2023 as we grew our net interest income by $7.6 million. Our net interest margin increased by two basis points from the third quarter with deposit pricing pressures continuing to moderate in the fourth quarter of 2023. We expect this moderation to continue into the first quarter of 2024. Further, we continued to generate strong loan growth during the quarter, with total loans increasing $686 million, or 7% on an annualized basis. Loan growth was driven primarily by draws on existing commercial real estate loan facilities as well as growth in our property and casualty premium finance portfolio due to favorable market conditions and seasonally strong originations in the fourth quarter of the year. Loan growth in the fourth quarter of 2023 was primarily funded by continued deposit growth during the period, as deposits increased by approximately $404 million, or 4% on an annualized basis. We believe leveraging our customer relationships, market positioning, diversified products and competitive rates will continue to generate deposits to fuel balance sheet growth. Non-interest bearing deposits increased slightly during the fourth quarter and remained stable as a percentage of total deposits at 23% at December 31, 2023. The combination of balance sheet growth and a stable net interest margin is expected to result in continued growth of our net interest income.”

Commenting on credit quality, Mr. Crane stated, “Credit metrics remained strong. Net charge-offs totaled $14.9 million or 14 basis points of average total loans on an annualized basis in the fourth quarter of 2023 as compared to $8.1 million or eight basis points of average total loans on an annualized basis in the third quarter of 2023. Non-performing loans totaled $139.0 million, or 0.33% of total loans, at the end of the fourth quarter of 2023 compared to $133.1 million, or 0.32% of total loans, at the end of the third quarter of 2023. Though these credit metrics increased during the period, net charge-offs as a percentage of average total loans and non-performing loans as a percentage of total loans remained at historically low levels in the fourth quarter of 2023. The allowance for credit losses on our core loan portfolio as of December 31, 2023 was approximately 1.55% of the outstanding balance (see Table 12 for additional information). We believe that the Company’s reserves remain appropriate and we remain diligent in our review of credit.”

Mr. Crane concluded, “We enter 2024 with significant momentum. Total loans as of December 31, 2023 were $770 million higher than average total loans in the fourth quarter of 2023, which, coupled with a stable net interest margin, is expected to help contribute to our momentum into the first quarter of 2024. We continue to win business and expand our franchise, keeping us well-positioned in the markets we serve.”

The graphs below illustrate certain financial highlights of the fourth quarter of 2023 as well as historical financial performance. See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 17 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Net Income
$ in Millions
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$144.8
$180.2
$154.8
$164.2
$123.5
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Pre-tax income, excluding provision for credit losses (non-GAAP)
$ in Millions
$300
$280
$260
$240
$220
$200
$180
$160
$140
$120
$100
$242.8
$266.6
$239.9
$244.8
$208.2
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Pre-tax income, excluding provision for credit losses (non-GAAP) - Q4 2023 compared to Q3 2023
$ in Millions
$280
$260
$240
$220
$200
$180
$160
$244.8
$7.6
$(20.0)
$4.8
$3.5
$(34.4)
$1.9
$208.2
Q3 2023
Net Interest Income
Mortgage Banking Revenue
Gains on available-for-sale securities, net
All Other Non-Interest Income
FDIC Special Assessment
All Other Non-Interest Expense
Q4 2023

Net Interest Income and Net Interest Margin ("NIM")
$ in Millions
$500
$450
$400
$350
$300
$250
$200
$150
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
$456.8
$458.0
$447.5
$462.4
$470.0
3.73%
3.83%
3.66%
3.62%
3.64%
3.71%
3.81%
3.64%
3.60%
3.62%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
NIM (GAAP)
NIM (non-GAAP)
Net Interest Income

Net Income
10 Year CAGR of 16%
$ in Millions
$700.0
$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$0.0
$137.2
$151.4
$156.7
$206.9
$257.7
$343.2
$355.7
$293.0
$466.2
$509.7
$622.6
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Book Value per Common Share - 10 Year CAGR of 8%
Tangible Book Value per Common Share (non-GAAP)
10 Year CAGR of 9%
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$38.47
$41.52
$43.42
$47.11
$50.96
$55.71
$61.68
$65.24
$71.62
$72.12
$81.43
$29.93
$32.45
$33.17
$37.08
$41.68
$44.67
$49.70
$53.23
$59.64
$61.00
$70.33
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Book value per common share
Tangible book value per common share (non-GAAP)

Stock Price - 10 Year CAGR of 7%
Common Stock Dividends Paid - 10 Year CAGR of 24%
$100.00
$75.00
$50.00
$25.00
$0.00
$2.00
$1.50
$1.00
$0.50
$0.00
$46.12
$46.76
$48.52
$72.57
$82.37
$66.49
$70.90
$61.09
$90.82
$84.52
$92.75
$0.18
$0.40
$0.44
$0.48
$0.56
$0.76
$1.00
$1.12
$1.24
$1.36
$1.60
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Market price per common share
Cash dividends declared per common share

Total Assets
10 Year CAGR of 12%
$ in Billions
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$18.1
$20.0
$22.9
$25.7
$27.9
$31.2
$36.6
$45.1
$50.1
$52.9
$56.3
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Total Loans - 10 Year CAGR of 12%
$ in Billions
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$13.2
$14.6
$17.3
$19.8
$21.6
$23.8
$26.8
$32.1
$34.8
$39.2
$42.1
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Total Loans

Total Deposits
10 Year CAGR of 12%
$ in Billions
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$14.7
$16.3
$18.6
$21.7
$23.2
$26.1
$30.1
$37.1
$42.1
$42.9
$45.4
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Non-Performing Assets as a percentage of Total Assets
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.85%
0.62%
0.56%
0.50%
0.47%
0.44%
0.36%
0.32%
0.16%
0.21%
0.27%
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Net Charge-Offs as a percentage of Average Total Loans
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.44%
0.20%
0.12%
0.09%
0.07%
0.09%
0.20%
0.13%
0.06%
0.06%
0.11%
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

SUMMARY OF RESULTS:

BALANCE SHEET

Total assets increased $704.7 million in the fourth quarter of 2023 as compared to the third quarter of 2023. Total loans increased by $685.8 million as compared to the third quarter of 2023. The increase in loans was primarily the result of draws on existing commercial real estate loan facilities as well as growth in our property and casualty premium finance portfolio due to favorable market conditions and seasonally strong originations in the fourth quarter of the year.

Total liabilities increased by $320.8 million in the fourth quarter of 2023 as compared to the third quarter of 2023 primarily due to a $404.5 million increase in total deposits. Non-interest bearing deposits as a percentage of total deposits was 23% at both December 31, 2023 and September 30, 2023. The Company's loans to deposits ratio ended the quarter at 92.8%.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Table 1 through Table 3 in this report.

NET INTEREST INCOME

For the fourth quarter of 2023, net interest income totaled $470.0 million, an increase of $7.6 million as compared to the third quarter of 2023. The $7.6 million increase in net interest income in the fourth quarter of 2023 compared to the third quarter of 2023 was primarily due to a $509.1 million increase in average earning assets and a two basis point increase in net interest margin.

Net interest margin was 3.62% (3.64% on a fully taxable-equivalent basis, non-GAAP) during the fourth quarter of 2023 compared to 3.60% (3.62% on a fully taxable-equivalent basis, non-GAAP) during the third quarter of 2023. The net interest margin increase as compared to the third quarter of 2023 was primarily due to a 18 basis point increase in yield on earning assets and a three basis point increase in the net free funds contribution. This increase was partially offset by a 19 basis point increase in the rate paid on interest-bearing liabilities. The 18 basis point increase in the yield on earning assets in the fourth quarter of 2023 as compared to the third quarter of 2023 was primarily due to an 18 basis point expansion on loan yields and 17 basis point increase in liquidity management asset yield. The 19 basis point increase on the rate paid on interest-bearing liabilities in the fourth quarter of 2023 as compared to the third quarter of 2023 was primarily due to a 20 basis point increase in the rate paid on interest-bearing deposits.

For more information regarding net interest income, see Table 4 through Table 8 in this report.

ASSET QUALITY

The allowance for credit losses totaled $427.6 million as of December 31, 2023, an increase of $28.1 million as compared to $399.5 million as of September 30, 2023. A provision for credit losses totaling $42.9 million was recorded for the fourth quarter of 2023 as compared to $19.9 million recorded in the third quarter of 2023. The increase in the allowance for credit losses in the fourth quarter of 2023 was primarily the result of moderate forecasted deterioration in macroeconomic factors and portfolio changes during the period. For more information regarding the allowance for credit losses and provision for credit losses, see Table 11 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Current Expected Credit Losses accounting standard requires the Company to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of December 31, 2023, September 30, 2023, and June 30, 2023 is shown on Table 12 of this report.

Net charge-offs totaled $14.9 million in the fourth quarter of 2023, as compared to $8.1 million of net charge-offs in the third quarter of 2023. The increase in net charge-offs during the fourth quarter of 2023 was primarily the result of increased net charge-offs within the commercial and commercial real estate portfolios. Net charge-offs as a percentage of average total loans were 14 basis points in the fourth quarter of 2023 on an annualized basis compared to eight basis points on an annualized basis in the third quarter of 2023. For more information regarding net charge-offs, see Table 10 in this report.

The Company’s delinquency rates remain low and manageable. For more information regarding past due loans, see Table 13 in this report.

Non-performing assets totaled $152.3 million and comprised 0.27% of total assets as of December 31, 2023, as compared to $147.2 million as of September 30, 2023. Non-performing loans totaled $139.0 million, or 0.33% of total loans, at December 31, 2023. The increase in the fourth quarter was primarily due to an increase in certain credits within the commercial real estate portfolio becoming nonaccrual. For more information regarding non-performing assets, see Table 14 in this report.

Though these credit metrics increased during the period, net charge-offs as a percentage of average total loans and non-performing loans as a percentage of total loans remained at historically low levels in the fourth quarter of 2023.

NON-INTEREST INCOME

Wealth management revenue was relatively stable in the fourth quarter of 2023 as compared to the third quarter of 2023. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue decreased by $20.0 million in the fourth quarter of 2023 as compared to the third quarter of 2023 primarily due to a $18.3 million unfavorable valuation adjustment to the fair value of mortgage servicing rights, net of servicing hedge, compared to the third quarter of 2023 as well as $7.0 million lower in production revenue. This was partially offset by a favorable adjustment to the Company’s held-for-sale portfolio of early buy-out exercised loans guaranteed by U.S. government agencies, which are held at fair value, of $9.1 million when compared to the third quarter of 2023. The Company monitors the relationship of these assets and seeks to minimize the earnings impact of fair value changes.

The Company recognized $2.5 million in net gains on investment securities in the fourth quarter of 2023 as compared to $2.4 million in net losses in the third quarter of 2023. The change from period to period was primarily the result of unrealized gains and losses on the Company’s equity investment securities with a readily determinable fair value.

Fluctuations in trading gains and losses in the fourth quarter of 2023 compared to the third quarter of 2023 were primarily the result of fair value adjustments related to interest rate derivatives not designated as hedges.

Other income increased by $3.9 million in the fourth quarter of 2023 compared to the third quarter of 2023 primarily due to a favorable adjustment to the Company’s held-for-investment portfolio of early buy-out exercised loans guaranteed by U.S. government agencies, which are held at fair value, of $1.9 million when compared to the third quarter of 2023, as well as higher swap fees, higher BOLI income and favorable foreign currency remeasurement adjustments.

For more information regarding non-interest income, see Table 15 in this report.

NON-INTEREST EXPENSE

Salaries and employee benefits expense increased by $1.6 million in the fourth quarter of 2023 as compared to the third quarter of 2023. The $1.6 million increase is primarily related to increased employee insurance costs and other benefits during the fourth quarter of 2023.

Software and equipment expense increased $1.8 million primarily as a result of increased software licensing expenses as the Company invests in enhancements to the digital customer experience, upgrades to infrastructure and enhancements to information security capabilities.

Operating lease equipment cost decreased $1.3 million in the fourth quarter of 2023 as compared to the third quarter of 2023 primarily due to the impairment of certain assets during the third quarter of 2023.

Occupancy expenses decreased $3.2 million in the fourth quarter of 2023 as compared to the third quarter of 2023 primarily due to the impairment in the third quarter of 2023 of two Company-owned buildings that are no longer being used.

Data processing expense decreased $1.9 million in the fourth quarter of 2023 as compared to the third quarter of 2023 primarily due to the termination in the third quarter of 2023 of a duplicate service contract related to the acquisition of a wealth management business in 2023.

Advertising and marketing expenses in the fourth quarter of 2023 totaled $17.2 million, which is a $1.0 million decrease as compared to the third quarter of 2023 primarily due to a decrease in sports sponsorships.

FDIC insurance increased $33.9 million in the fourth quarter of 2023 as compared to the third quarter of 2023. This was primarily the result of an accrual recognized for the estimated amount owed as a result of the FDIC special assessment on uninsured deposits in response to certain bank failures occurring earlier in 2023.

The Company recorded net OREO income of $1.6 million in the fourth quarter of 2023, compared to net OREO expense of $120,000 in the third quarter of 2023. The net OREO income in the fourth quarter of 2023 was the result of realized gains on sales of OREO. OREO expenses also include all costs associated with obtaining, maintaining and selling other real estate owned properties as well as valuation adjustments.

Miscellaneous expense in the fourth quarter of 2023 increased by $3.6 million as compared to the third quarter of 2023. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors’ fees, telephone, postage, corporate insurance, dues and subscriptions, problem loan expenses and other miscellaneous operational losses and costs.

For more information regarding non-interest expense, see Table 16 in this report.

INCOME TAXES

The Company recorded income tax expense of $41.8 million in the fourth quarter of 2023 compared to $60.7 million in the third quarter of 2023. The effective tax rates were 25.27% in the fourth quarter of 2023 compared to 26.98% in the third quarter of 2023. The effective tax rates were partially impacted by an overall lower level of pre-tax income in the comparable periods, primarily due to the accrual of $34.4 million for the estimated amount owed as a result of the FDIC special assessment on uninsured deposits and an overall lower level of provision for state income taxes.

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking unit, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the fourth quarter of 2023, this unit expanded its commercial, commercial real estate and residential real estate loan portfolios, while increasing net interest income.

Mortgage banking revenue was $7.4 million for the fourth quarter of 2023, a decrease of $20.0 million as compared to the third quarter of 2023, primarily due to a $18.3 million unfavorable valuation adjustment to the fair value of mortgage servicing rights, net of servicing hedge, compared to the third quarter of 2023 as well as $7.0 million lower in production revenue. This was partially offset by a favorable adjustment to the Company’s held-for-sale portfolio of early buy-out exercised loans guaranteed by U.S. government agencies, which are held at fair value, of $9.1 million when compared to the third quarter of 2023. Service charges on deposit accounts totaled $14.5 million in the fourth quarter of 2023, which was relatively stable compared to the third quarter of 2023. The Company’s gross commercial and commercial real estate loan pipelines remained solid as of December 31, 2023 indicating momentum for expected continued loan growth in the first quarter of 2024.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolios were $4.6 billion during the fourth quarter of 2023 and average balances decreased by $74.2 million as compared to the third quarter of 2023. The Company’s leasing portfolio balance increased in the fourth quarter of 2023, with its portfolio of assets, including capital leases, loans and equipment on operating leases, totaling $3.4 billion as of December 31, 2023 as compared to $3.3 billion as of September 30, 2023. Revenues from the Company’s out-sourced administrative services business were $1.3 million in the fourth quarter of 2023, which was relatively stable compared to the third quarter of 2023.

Wealth Management

Through four separate subsidiaries within its wealth management unit, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, securities brokerage services and 401(k) and retirement plan services. Wealth management revenue totaled $33.3 million in the fourth quarter of 2023, which was relatively stable compared to the third quarter of 2023. At December 31, 2023, the Company’s wealth management subsidiaries had approximately $47.1 billion of assets under administration, which included $8.7 billion of assets owned by the Company and its subsidiary banks, representing an increase from the $44.7 billion of assets under administration at September 30, 2023.

ITEM IMPACTING COMPARATIVE FINANCIAL RESULTS

Business Combination

On April 3, 2023, the Company completed its acquisition of Rothschild & Co Asset Management US Inc. and Rothschild & Co Risk Based Investments LLC from Rothschild & Co North America Inc. As the transaction was determined to be a business combination, the Company recorded goodwill of approximately $2.6 million on the purchase.

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the fourth quarter of 2023, as compared to the third quarter of 2023 (sequential quarter) and fourth quarter of 2022 (linked quarter), are shown in the table below:

				% or (1) basis point (bp) change from 3rd Quarter 2023		% or basis point (bp) change from 4th Quarter 2022
	Three Months Ended
(Dollars in thousands, except per share data)	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022
Net income	$123,480	$164,198	$144,817	(25)%		(15)%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	208,151	244,781	242,819	(15)		(14)
Net income per common share – Diluted	1.87	2.53	2.23	(26)		(16)
Cash dividends declared per common share	0.40	0.40	0.34	—		18
Net revenue (3)	570,803	574,836	550,655	(1)		4
Net interest income	469,974	462,358	456,816	2		3
Net interest margin	3.62%	3.60%	3.71%	2	bps	(9) bps
Net interest margin – fully taxable-equivalent (non-GAAP) (2)	3.64	3.62	3.73	2		(9)
Net overhead ratio (4)	1.89	1.59	1.63	30		26
Return on average assets	0.89	1.20	1.10	(31)		(21)
Return on average common equity	9.93	13.35	12.72	(342)		(279)
Return on average tangible common equity (non-GAAP) (2)	11.73	15.73	15.21	(400)		(348)
At end of period
Total assets	$56,259,934	$55,555,246	$52,949,649	5%		6%
Total loans (5)	42,131,831	41,446,032	39,196,485	7		7
Total deposits	45,397,170	44,992,686	42,902,544	4		6
Total shareholders’ equity	5,399,526	5,015,613	4,796,838	30		13
(1)Period-end balance sheet percentage changes are annualized.
(2)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended					Years Ended
(Dollars in thousands, except per share data)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Selected Financial Condition Data (at end of period):
Total assets	$56,259,934	$55,555,246	$54,286,176	$52,873,511	$52,949,649
Total loans (1)	42,131,831	41,446,032	41,023,408	39,565,471	39,196,485
Total deposits	45,397,170	44,992,686	44,038,707	42,718,211	42,902,544
Total shareholders’ equity	5,399,526	5,015,613	5,041,912	5,015,506	4,796,838
Selected Statements of Income Data:
Net interest income	$469,974	$462,358	$447,537	$457,995	$456,816	$1,837,864	$1,495,362
Net revenue (2)	570,803	574,836	560,567	565,764	550,655	2,271,970	1,956,415
Net income	123,480	164,198	154,750	180,198	144,817	622,626	509,682
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	208,151	244,781	239,944	266,595	242,819	959,471	779,144
Net income per common share – Basic	1.90	2.57	2.41	2.84	2.27	9.72	8.14
Net income per common share – Diluted	1.87	2.53	2.38	2.80	2.23	9.58	8.02
Cash dividends declared per common share	0.40	0.40	0.40	0.40	0.34	1.60	1.36
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.62%	3.60%	3.64%	3.81%	3.71%	3.66%	3.15%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	3.64	3.62	3.66	3.83	3.73	3.68	3.17
Non-interest income to average assets	0.73	0.82	0.86	0.84	0.71	0.81	0.91
Non-interest expense to average assets	2.62	2.41	2.44	2.33	2.34	2.45	2.33
Net overhead ratio (4)	1.89	1.59	1.58	1.49	1.63	1.64	1.42
Return on average assets	0.89	1.20	1.18	1.40	1.10	1.16	1.01
Return on average common equity	9.93	13.35	12.79	15.67	12.72	12.90	11.41
Return on average tangible common equity (non-GAAP) (3)	11.73	15.73	15.12	18.55	15.21	15.23	13.73
Average total assets	$55,017,075	$54,381,981	$52,601,953	$52,075,318	$52,087,618	$53,529,506	$50,424,319
Average total shareholders’ equity	5,066,196	5,083,883	5,044,718	4,895,271	4,710,856	5,023,153	4,634,224
Average loans to average deposits ratio	92.9%	92.4%	94.3%	93.0%	90.5%	93.1%	87.5%
Period-end loans to deposits ratio	92.8	92.1	93.2	92.6	91.4
Common Share Data at end of period:
Market price per common share	$92.75	$75.50	$72.62	$72.95	$84.52
Book value per common share	81.43	75.19	75.65	75.24	72.12
Tangible book value per common share (non-GAAP) (3)	70.33	64.07	64.50	64.22	61.00
Common shares outstanding	61,243,626	61,222,058	61,197,676	61,176,415	60,794,008
Other Data at end of period:
Common equity to assets ratio	8.9%	8.3%	8.5%	8.7%	8.3%
Tangible common equity ratio (non-GAAP) (3)	7.7	7.1	7.4	7.5	7.1
Tier 1 leverage ratio (5)	9.3	9.2	9.3	9.1	8.8
Risk-based capital ratios:
Tier 1 capital ratio (5)	10.2	10.2	10.1	10.1	10.0
Common equity tier 1 capital ratio (5)	9.4	9.3	9.3	9.2	9.1
Total capital ratio (5)	12.1	12.0	12.0	12.1	11.9
Allowance for credit losses (6)	$427,612	$399,531	$387,786	$376,261	$357,936
Allowance for loan and unfunded lending-related commitment losses to total loans	1.01%	0.96%	0.94%	0.95%	0.91%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	174	174	175	174	174
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income plus non-interest income.
(3)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2023	2023	2023	2023	2022
Assets
Cash and due from banks	$423,404	$418,088	$513,858	$445,928	$490,908
Federal funds sold and securities purchased under resale agreements	60	60	59	58	58
Interest-bearing deposits with banks	2,084,323	2,448,570	2,163,708	1,563,578	1,988,719
Available-for-sale securities, at fair value	3,502,915	3,611,835	3,492,481	3,259,845	3,243,017
Held-to-maturity securities, at amortized cost	3,856,916	3,909,150	3,564,473	3,606,391	3,640,567
Trading account securities	4,707	1,663	3,027	102	1,127
Equity securities with readily determinable fair value	139,268	134,310	116,275	111,943	110,365
Federal Home Loan Bank and Federal Reserve Bank stock	205,003	204,040	195,117	244,957	224,759
Brokerage customer receivables	10,592	14,042	15,722	16,042	16,387
Mortgage loans held-for-sale, at fair value	292,722	304,808	338,728	302,493	299,935
Loans, net of unearned income	42,131,831	41,446,032	41,023,408	39,565,471	39,196,485
Allowance for loan losses	(344,235)	(315,039)	(302,499)	(287,972)	(270,173)
Net loans	41,787,596	41,130,993	40,720,909	39,277,499	38,926,312
Premises, software and equipment, net	748,966	747,501	749,393	760,283	764,798
Lease investments, net	281,280	275,152	274,351	256,301	253,928
Accrued interest receivable and other assets	1,551,899	1,674,681	1,455,748	1,413,795	1,391,342
Trade date securities receivable	690,722	—	—	939,758	921,717
Goodwill	656,672	656,109	656,674	653,587	653,524
Other acquisition-related intangible assets	22,889	24,244	25,653	20,951	22,186
Total assets	$56,259,934	$55,555,246	$54,286,176	$52,873,511	$52,949,649
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$10,420,401	$10,347,006	$10,604,915	$11,236,083	$12,668,160
Interest-bearing	34,976,769	34,645,680	33,433,792	31,482,128	30,234,384
Total deposits	45,397,170	44,992,686	44,038,707	42,718,211	42,902,544
Federal Home Loan Bank advances	2,326,071	2,326,071	2,026,071	2,316,071	2,316,071
Other borrowings	645,813	643,999	665,219	583,548	596,614
Subordinated notes	437,866	437,731	437,628	437,493	437,392
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Accrued interest payable and other liabilities	1,799,922	1,885,580	1,823,073	1,549,116	1,646,624
Total liabilities	50,860,408	50,539,633	49,244,264	47,858,005	48,152,811
Shareholders’ Equity:
Preferred stock	412,500	412,500	412,500	412,500	412,500
Common stock	61,269	61,244	61,219	61,198	60,797
Surplus	1,943,806	1,933,226	1,923,623	1,913,947	1,902,474
Treasury stock	(2,217)	(1,966)	(1,966)	(1,966)	(304)
Retained earnings	3,345,399	3,253,332	3,120,626	2,997,263	2,849,007
Accumulated other comprehensive loss	(361,231)	(642,723)	(474,090)	(367,436)	(427,636)
Total shareholders’ equity	5,399,526	5,015,613	5,041,912	5,015,506	4,796,838
Total liabilities and shareholders’ equity	$56,259,934	$55,555,246	$54,286,176	$52,873,511	$52,949,649

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Years Ended
(Dollars in thousands, except per share data)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Interest income
Interest and fees on loans	$694,943	$666,260	$621,057	$558,692	$498,838	$2,540,952	$1,507,726
Mortgage loans held-for-sale	4,318	4,767	4,178	3,528	3,997	16,791	21,195
Interest-bearing deposits with banks	21,762	26,866	16,882	13,468	20,349	78,978	43,447
Federal funds sold and securities purchased under resale agreements	578	1,157	1	70	1,263	1,806	4,903
Investment securities	68,237	59,164	51,243	59,943	53,092	238,587	160,600
Trading account securities	15	6	6	14	6	41	22
Federal Home Loan Bank and Federal Reserve Bank stock	3,792	3,896	3,544	3,680	2,918	14,912	8,622
Brokerage customer receivables	203	284	265	295	282	1,047	928
Total interest income	793,848	762,400	697,176	639,690	580,745	2,893,114	1,747,443
Interest expense
Interest on deposits	285,390	262,783	213,495	144,802	95,447	906,470	175,202
Interest on Federal Home Loan Bank advances	18,316	17,436	17,399	19,135	13,823	72,286	30,329
Interest on other borrowings	9,557	9,384	8,485	7,854	5,313	35,280	14,294
Interest on subordinated notes	5,522	5,491	5,523	5,488	5,520	22,024	22,004
Interest on junior subordinated debentures	5,089	4,948	4,737	4,416	3,826	19,190	10,252
Total interest expense	323,874	300,042	249,639	181,695	123,929	1,055,250	252,081
Net interest income	469,974	462,358	447,537	457,995	456,816	1,837,864	1,495,362
Provision for credit losses	42,908	19,923	28,514	23,045	47,646	114,390	78,589
Net interest income after provision for credit losses	427,066	442,435	419,023	434,950	409,170	1,723,474	1,416,773
Non-interest income
Wealth management	33,275	33,529	33,858	29,945	30,727	130,607	126,614
Mortgage banking	7,433	27,395	29,981	18,264	17,407	83,073	155,173
Service charges on deposit accounts	14,522	14,217	13,608	12,903	13,054	55,250	58,574
Gains (losses) on investment securities, net	2,484	(2,357)	0	1,398	(6,745)	1,525	(20,427)
Fees from covered call options	4,679	4,215	2,578	10,391	7,956	21,863	14,133
Trading (losses) gains, net	(505)	728	106	813	(306)	1,142	3,752
Operating lease income, net	14,162	13,863	12,227	13,046	12,384	53,298	55,510
Other	24,779	20,888	20,672	21,009	19,362	87,348	67,724
Total non-interest income	100,829	112,478	113,030	107,769	93,839	434,106	461,053
Non-interest expense
Salaries and employee benefits	193,971	192,338	184,923	176,781	180,331	748,013	696,107
Software and equipment	27,779	25,951	26,205	24,697	24,699	104,632	95,885
Operating lease equipment	10,694	12,020	9,816	9,833	10,078	42,363	38,008
Occupancy, net	18,102	21,304	19,176	18,486	17,763	77,068	70,965
Data processing	8,892	10,773	9,726	9,409	7,927	38,800	31,209
Advertising and marketing	17,166	18,169	17,794	11,946	14,279	65,075	59,418
Professional fees	8,768	8,887	8,940	8,163	9,267	34,758	33,088
Amortization of other acquisition-related intangible assets	1,356	1,408	1,499	1,235	1,436	5,498	6,116
FDIC insurance	43,677	9,748	9,008	8,669	6,775	71,102	28,639
OREO expenses, net	(1,559)	120	118	(207)	369	(1,528)	(140)
Other	33,806	29,337	33,418	30,157	34,912	126,718	117,976
Total non-interest expense	362,652	330,055	320,623	299,169	307,836	1,312,499	1,177,271
Income before taxes	165,243	224,858	211,430	243,550	195,173	845,081	700,555
Income tax expense	41,763	60,660	56,680	63,352	50,356	222,455	190,873
Net income	$123,480	$164,198	$154,750	$180,198	$144,817	$622,626	$509,682
Preferred stock dividends	6,991	6,991	6,991	6,991	6,991	27,964	27,964
Net income applicable to common shares	$116,489	$157,207	$147,759	$173,207	$137,826	$594,662	$481,718
Net income per common share - Basic	$1.90	$2.57	$2.41	$2.84	$2.27	$9.72	$8.14
Net income per common share - Diluted	$1.87	$2.53	$2.38	$2.80	$2.23	$9.58	$8.02
Cash dividends declared per common share	$0.40	$0.40	$0.40	$0.40	$0.34	$1.60	$1.36
Weighted average common shares outstanding	61,236	61,213	61,192	60,950	60,769	61,149	59,205
Dilutive potential common shares	1,166	964	902	873	1,096	938	886
Average common shares and dilutive common shares	62,402	62,177	62,094	61,823	61,865	62,087	60,091

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2023 (1)	Dec 31, 2022
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. government agencies	$155,529	$190,511	$235,570	$155,687	$156,297	(73)%	0%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. government agencies	137,193	114,297	103,158	146,806	143,638	79	(4)
Total mortgage loans held-for-sale	$292,722	$304,808	$338,728	$302,493	$299,935	(16)%	(2)%

Core loans:
Commercial
Commercial and industrial	$5,804,629	$5,894,732	$5,737,633	$5,855,035	$5,852,166	(6)%	(1)%
Asset-based lending	1,433,250	1,396,591	1,465,848	1,482,071	1,473,344	10	(3)
Municipal	677,143	676,915	653,117	655,301	668,235	0	1
Leases	2,208,368	2,109,628	1,925,767	1,904,137	1,840,928	19	20
PPP loans	11,533	13,744	15,337	17,195	28,923	(64)	(60)
Commercial real estate
Residential construction	58,642	51,550	51,689	69,998	76,877	55	(24)
Commercial construction	1,729,937	1,547,322	1,409,751	1,234,762	1,102,098	47	57
Land	295,462	294,901	298,996	292,293	307,955	1	(4)
Office	1,455,417	1,422,748	1,404,422	1,392,040	1,337,176	9	9
Industrial	2,135,876	2,057,957	2,002,740	1,858,088	1,836,276	15	16
Retail	1,337,517	1,341,451	1,304,083	1,309,680	1,304,444	(1)	3
Multi-family	2,815,911	2,710,829	2,696,478	2,635,411	2,560,709	15	10
Mixed use and other	1,515,402	1,519,422	1,440,652	1,446,806	1,425,412	(1)	6
Home equity	343,976	343,258	336,974	337,016	332,698	1	3
Residential real estate
Residential real estate loans for investment	2,619,083	2,538,630	2,455,392	2,309,393	2,207,595	13	19
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. government agencies	92,780	97,911	117,024	119,301	80,701	(21)	15
Residential mortgage loans, early buy-out exercised loans guaranteed by U.S. government agencies	57,803	71,062	70,824	76,851	84,087	(74)	(31)
Total core loans	$24,592,729	$24,088,651	$23,386,727	$22,995,378	$22,519,624	8%	9%

Niche loans:
Commercial
Franchise	$1,092,532	$1,074,162	$1,091,164	$1,131,913	$1,169,623	7%	(7)%
Mortgage warehouse lines of credit	230,211	245,450	381,043	235,684	237,392	(25)	(3)
Community Advantage - homeowners association	452,734	424,054	405,042	389,922	380,875	27	19
Insurance agency lending	921,653	890,197	925,520	905,727	897,678	14	3
Premium Finance receivables
U.S. property & casualty insurance	5,983,103	5,815,346	5,900,228	5,043,486	5,103,820	11	17
Canada property & casualty insurance	920,426	907,401	862,470	695,394	745,639	6	23
Life insurance	7,877,943	7,931,808	8,039,273	8,125,802	8,090,998	(3)	(3)
Consumer and other	60,500	68,963	31,941	42,165	50,836	(49)	19
Total niche loans	$17,539,102	$17,357,381	$17,636,681	$16,570,093	$16,676,861	4%	5%

Total loans, net of unearned income	$42,131,831	$41,446,032	$41,023,408	$39,565,471	$39,196,485	7%	7%
(1)Annualized.

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2023 (1)	Dec 31, 2022
Balance:
Non-interest-bearing	$10,420,401	$10,347,006	$10,604,915	$11,236,083	$12,668,160	3%	(18)%
NOW and interest-bearing demand deposits	5,797,649	6,006,114	5,814,836	5,576,558	5,591,986	(14)	4
Wealth management deposits (2)	1,614,499	1,788,099	1,417,984	1,809,933	2,463,833	(39)	(34)
Money market	15,149,215	14,478,504	14,523,124	13,552,277	12,886,795	18	18
Savings	5,790,334	5,584,294	5,321,578	5,192,108	4,556,635	15	27
Time certificates of deposit	6,625,072	6,788,669	6,356,270	5,351,252	4,735,135	(10)	40
Total deposits	$45,397,170	$44,992,686	$44,038,707	$42,718,211	$42,902,544	4%	6%
Mix:
Non-interest-bearing	23%	23%	24%	26%	30%
NOW and interest-bearing demand deposits	13	13	13	13	13
Wealth management deposits (2)	4	4	3	4	5
Money market	33	32	33	32	30
Savings	13	13	12	12	11
Time certificates of deposit	14	15	15	13	11
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), and trust and asset management customers of the Company.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of December 31, 2023

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit
1-3 months	$1,314,517	3.64%
4-6 months	2,040,662	4.53
7-9 months	1,679,572	4.57
10-12 months	960,154	3.98
13-18 months	501,492	3.49
19-24 months	56,895	2.65
24+ months	71,780	1.62
Total	$6,625,072	4.15%

TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2023	2023	2023	2023	2022
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$1,682,176	$2,053,568	$1,454,057	$1,235,748	$2,449,889
Investment securities (2)	7,971,068	7,706,285	7,252,582	7,956,722	7,310,383
FHLB and FRB stock	204,593	201,252	223,813	233,615	185,290
Liquidity management assets (3)	9,857,837	9,961,105	8,930,452	9,426,085	9,945,562
Other earning assets (3)(4)	14,821	17,879	17,401	18,445	18,585
Mortgage loans held-for-sale	279,569	319,099	307,683	270,966	308,639
Loans, net of unearned income (3)(5)	41,361,952	40,707,042	40,106,393	39,093,368	38,566,871
Total earning assets (3)	51,514,179	51,005,125	49,361,929	48,808,864	48,839,657
Allowance for loan and investment security losses	(329,441)	(319,491)	(302,627)	(282,704)	(252,827)
Cash and due from banks	443,989	459,819	481,510	488,457	475,691
Other assets	3,388,348	3,236,528	3,061,141	3,060,701	3,025,097
Total assets	$55,017,075	$54,381,981	$52,601,953	$52,075,318	$52,087,618

NOW and interest-bearing demand deposits	$5,868,976	$5,815,155	$5,540,597	$5,271,740	$5,598,291
Wealth management deposits	1,704,099	1,512,765	1,545,626	2,167,081	2,883,247
Money market accounts	14,212,320	14,155,446	13,735,924	12,533,468	12,319,842
Savings accounts	5,676,155	5,472,535	5,206,609	4,830,322	4,403,113
Time deposits	6,645,980	6,495,906	5,603,024	5,041,638	4,023,232
Interest-bearing deposits	34,107,530	33,451,807	31,631,780	29,844,249	29,227,725
Federal Home Loan Bank advances	2,326,073	2,241,292	2,227,106	2,474,882	2,088,201
Other borrowings	633,673	657,454	625,757	602,937	480,553
Subordinated notes	437,785	437,658	437,545	437,422	437,312
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	37,758,627	37,041,777	35,175,754	33,613,056	32,487,357
Non-interest-bearing deposits	10,406,585	10,612,009	10,908,022	12,171,631	13,404,036
Other liabilities	1,785,667	1,644,312	1,473,459	1,395,360	1,485,369
Equity	5,066,196	5,083,883	5,044,718	4,895,271	4,710,856
Total liabilities and shareholders’ equity	$55,017,075	$54,381,981	$52,601,953	$52,075,318	$52,087,618

Net free funds/contribution (6)	$13,755,552	$13,963,348	$14,186,175	$15,195,808	$16,352,300
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)Other earning assets include brokerage customer receivables and trading account securities.
(5)Loans, net of unearned income, include non-accrual loans.
(6)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2023	2023	2023	2023	2022
Interest income:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	$22,340	$28,022	$16,882	$13,538	$21,612
Investment securities	68,812	59,737	51,795	60,494	53,630
FHLB and FRB stock	3,792	3,896	3,544	3,680	2,918
Liquidity management assets (1)	94,944	91,655	72,221	77,712	78,160
Other earning assets (1)	222	291	272	313	289
Mortgage loans held-for-sale	4,318	4,767	4,178	3,528	3,997
Loans, net of unearned income (1)	697,093	668,183	622,939	560,564	500,432
Total interest income	$796,577	$764,896	$699,610	$642,117	$582,878

Interest expense:
NOW and interest-bearing demand deposits	$38,124	$36,001	$29,178	$18,772	$14,982
Wealth management deposits	12,076	9,350	9,097	12,258	14,079
Money market accounts	130,252	124,742	106,630	68,276	45,468
Savings accounts	36,463	31,784	25,603	15,816	8,421
Time deposits	68,475	60,906	42,987	29,680	12,497
Interest-bearing deposits	285,390	262,783	213,495	144,802	95,447
Federal Home Loan Bank advances	18,316	17,436	17,399	19,135	13,823
Other borrowings	9,557	9,384	8,485	7,854	5,313
Subordinated notes	5,522	5,491	5,523	5,488	5,520
Junior subordinated debentures	5,089	4,948	4,737	4,416	3,826
Total interest expense	$323,874	$300,042	$249,639	$181,695	$123,929

Less: Fully taxable-equivalent adjustment	(2,729)	(2,496)	(2,434)	(2,427)	(2,133)
Net interest income (GAAP) (2)	469,974	462,358	447,537	457,995	456,816
Fully taxable-equivalent adjustment	2,729	2,496	2,434	2,427	2,133
Net interest income, fully taxable-equivalent (non-GAAP) (2)	$472,703	$464,854	$449,971	$460,422	$458,949
(1)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(2)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Yield earned on:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	5.27%	5.41%	4.66%	4.44%	3.50%
Investment securities	3.42	3.08	2.86	3.08	2.91
FHLB and FRB stock	7.35	7.68	6.35	6.39	6.25
Liquidity management assets	3.82	3.65	3.24	3.34	3.12
Other earning assets	5.92	6.47	6.27	6.87	6.17
Mortgage loans held-for-sale	6.13	5.93	5.45	5.28	5.14
Loans, net of unearned income	6.69	6.51	6.23	5.82	5.15
Total earning assets	6.13%	5.95%	5.68%	5.34%	4.73%

Rate paid on:
NOW and interest-bearing demand deposits	2.58%	2.46%	2.11%	1.44%	1.06%
Wealth management deposits	2.81	2.45	2.36	2.29	1.94
Money market accounts	3.64	3.50	3.11	2.21	1.46
Savings accounts	2.55	2.30	1.97	1.33	0.76
Time deposits	4.09	3.72	3.08	2.39	1.23
Interest-bearing deposits	3.32	3.12	2.71	1.97	1.30
Federal Home Loan Bank advances	3.12	3.09	3.13	3.14	2.63
Other borrowings	5.98	5.66	5.44	5.28	4.39
Subordinated notes	5.00	4.98	5.06	5.02	5.05
Junior subordinated debentures	7.96	7.74	7.49	6.97	5.90
Total interest-bearing liabilities	3.40%	3.21%	2.85%	2.19%	1.51%

Interest rate spread (1)(2)	2.73%	2.74%	2.83%	3.15%	3.22%
Less: Fully taxable-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Net free funds/contribution (3)	0.91	0.88	0.83	0.68	0.51
Net interest margin (GAAP) (2)	3.62%	3.60%	3.64%	3.81%	3.71%
Fully taxable-equivalent adjustment	0.02	0.02	0.02	0.02	0.02
Net interest margin, fully taxable-equivalent (non-GAAP) (2)	3.64%	3.62%	3.66%	3.83%	3.73%
(1)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(2)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: YEAR-TO-DATE AVERAGE BALANCES, AND NET INTEREST INCOME AND MARGIN

	Average Balance for twelve months ended,		Interest for twelve months ended,		Yield/Rate for twelve months ended,
(Dollars in thousands)	Dec 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$1,608,835	$3,323,196	$80,783	$48,350	5.02%	1.45%
Investment securities (2)	7,721,661	6,735,732	240,837	162,577	3.12	2.41
FHLB and FRB stock	215,699	150,223	14,912	8,622	6.91	5.74
Liquidity management assets (3)(4)	$9,546,195	$10,209,151	$336,532	$219,549	3.53%	2.15%
Other earning assets (3)(4)(5)	17,129	22,391	1,098	955	6.41	4.27
Mortgage loans held-for-sale	294,421	496,088	16,791	21,195	5.70	4.27
Loans, net of unearned income (3)(4)(6)	40,324,472	36,684,528	2,548,779	1,511,345	6.32	4.12
Total earning assets (4)	$50,182,217	$47,412,158	$2,903,200	$1,753,044	5.79%	3.70%
Allowance for loan and investment security losses	(308,724)	(256,690)
Cash and due from banks	468,298	473,025
Other assets	3,187,715	2,795,826
Total assets	$53,529,506	$50,424,319

NOW and interest-bearing demand deposits	$5,626,277	$5,355,077	$122,074	$27,566	2.17%	0.51%
Wealth management deposits	1,730,523	2,827,497	42,782	29,750	2.47	1.05
Money market accounts	13,665,248	12,254,159	429,900	80,591	3.15	0.66
Savings accounts	5,299,205	4,014,166	109,666	11,234	2.07	0.28
Time deposits	5,952,537	3,812,148	202,048	26,061	3.39	0.68
Interest-bearing deposits	$32,273,790	$28,263,047	$906,470	$175,202	2.81%	0.62%
Federal Home Loan Bank advances	2,316,722	1,484,663	72,287	30,329	3.12	2.04
Other borrowings	630,115	485,820	35,280	14,294	5.60	2.94
Subordinated notes	437,604	437,139	22,023	22,004	5.03	5.03
Junior subordinated debentures	253,566	253,566	19,190	10,252	7.57	4.10
Total interest-bearing liabilities	$35,911,797	$30,924,235	$1,055,250	$252,081	2.94%	0.81%
Non-interest-bearing deposits	11,018,596	13,667,879
Other liabilities	1,575,960	1,197,981
Equity	5,023,153	4,634,224
Total liabilities and shareholders’ equity	$53,529,506	$50,424,319
Interest rate spread (4)(7)					2.85%	2.89%
Less: Fully taxable-equivalent adjustment			(10,086)	(5,601)	(0.02)	(0.02)
Net free funds/contribution (8)	$14,270,420	$16,487,923			0.83	0.28
Net interest income/margin (GAAP) (4)			$1,837,864	$1,495,362	3.66%	3.15%
Fully taxable-equivalent adjustment			10,086	5,601	0.02	0.02
Net interest income/margin, fully taxable-equivalent (non-GAAP) (4)			$1,847,950	$1,500,963	3.68%	3.17%
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(4)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(5)Other earning assets include brokerage customer receivables and trading account securities.
(6)Loans, net of unearned income, include non-accrual loans.
(7)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(8)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 8: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases and decreases of 100 and 200 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Dec 31, 2023	2.6%	1.8%	0.4%	(0.7)%
Sep 30, 2023	3.3	1.9	(2.0)	(5.2)
Jun 30, 2023	5.7	2.9	(2.9)	(7.9)
Mar 31, 2023	4.2	2.4	(2.4)	(7.3)
Dec 31, 2022	7.2	3.8	(5.0)	(12.1)

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Dec 31, 2023	1.6%	1.2%	(0.3)%	(1.5)%
Sep 30, 2023	1.7	1.2	(0.5)	(2.4)
Jun 30, 2023	2.9	1.8	(0.9)	(3.4)
Mar 31, 2023	3.0	1.7	(1.3)	(3.4)
Dec 31, 2022	5.6	3.0	(2.9)	(6.8)

As shown above, the magnitude of potential changes in net interest income in various interest rate scenarios has continued to diminish. Given the recent unprecedented rise in interest rates, the Company has made a conscious effort to reposition its exposure to changing interest rates given the uncertainty of the future interest rate environment. To this end, management has executed various derivative instruments including collars and receive fixed swaps to hedge variable rate loan exposures and originated a higher percentage of its loan originations in longer term fixed rate loans. The Company will continue to monitor current and projected interest rates and may execute additional derivatives to mitigate potential fluctuations in the net interest margin in future years.

TABLE 9: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or contractual maturity period
As of December 31, 2023	One year or less	From one to five years	From five to fifteen years	After fifteen years	Total
(In thousands)
Commercial
Fixed rate	$520,408	$2,954,554	$1,720,913	$28,070	$5,223,945
Variable rate	7,606,936	1,172	—	—	7,608,108
Total commercial	$8,127,344	$2,955,726	$1,720,913	$28,070	$12,832,053
Commercial real estate
Fixed rate	646,873	2,870,147	525,167	50,726	4,092,913
Variable rate	7,233,835	17,377	39	—	7,251,251
Total commercial real estate	$7,880,708	$2,887,524	$525,206	$50,726	$11,344,164
Home equity
Fixed rate	9,863	3,994	—	28	13,885
Variable rate	330,091	—	—	—	330,091
Total home equity	$339,954	$3,994	$—	$28	$343,976
Residential real estate
Fixed rate	19,921	3,412	30,814	1,047,862	1,102,009
Variable rate	75,107	286,511	1,306,039	—	1,667,657
Total residential real estate	$95,028	$289,923	$1,336,853	$1,047,862	$2,769,666
Premium finance receivables - property & casualty
Fixed rate	6,785,201	118,328	—	—	6,903,529
Variable rate	—	—	—	—	—
Total premium finance receivables - property & casualty	$6,785,201	$118,328	$—	$—	$6,903,529
Premium finance receivables - life insurance
Fixed rate	78,342	614,816	3,891	—	697,049
Variable rate	7,180,894	—	—	—	7,180,894
Total premium finance receivables - life insurance	$7,259,236	$614,816	$3,891	$—	$7,877,943
Consumer and other
Fixed rate	11,994	6,550	10	464	19,018
Variable rate	41,482	—	—	—	41,482
Total consumer and other	$53,476	$6,550	$10	$464	$60,500

Total per category
Fixed rate	8,072,602	6,571,801	2,280,795	1,127,150	18,052,348
Variable rate	22,468,345	305,060	1,306,078	—	24,079,483
Total loans, net of unearned income	$30,540,947	$6,876,861	$3,586,873	$1,127,150	$42,131,831

Variable Rate Loan Pricing by Index:
SOFR tenors					$13,331,910
One- year CMT					6,133,619
Prime					3,430,421
Ameribor tenors					341,747
Other U.S. Treasury tenors					37,997
Other					803,789
Total variable rate					$24,079,483
SOFR - Secured Overnight Financing Rate.
CMT - Constant Maturity Treasury Rate.
Ameribor - American Interbank Offered Rate.

One-year CMT
1M SOFR
PRIME
SOFR & CMT
PRIME
7.00
6.50
6.00
5.50
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
9.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
12/31/22
1/31/23
2/28/23
3/31/23
4/30/23
5/31/23
6/30/23
7/31/23
8/31/23
9/30/23
10/31/23
11/30/23
12/31/23

	12/31/2022	1/31/2023	2/28/2023	3/31/2023	4/30/2023	5/31/2023	6/30/2023	7/31/2023	8/31/2023	9/30/2023	10/31/2023	11/30/2023	12/31/2023
1M SOFR	4.36	4.57	4.66	4.80	5.02	5.17	5.14	5.32	5.33	5.32	5.32	5.34	5.35
One-year CMT	4.73	4.68	5.02	4.64	4.80	5.18	5.40	5.37	5.37	5.46	5.44	5.16	4.79
Prime	7.50	7.50	7.75	8.00	8.00	8.25	8.25	8.50	8.50	8.50	8.50	8.50	8.50

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to SOFR and CMT indices which, as shown in the table above, do not mirror the same changes as the Prime rate which has historically moved when the Federal Reserve raises or lowers interest rates. Specifically, the Company has variable rate loans of $10.7 billion tied to one-month SOFR and $6.1 billion tied to one-year CMT. The above chart shows:

	Basis Point (bp) Change in
	1-month SOFR		One- year CMT		Prime
Fourth Quarter 2023	3	bps	(67)	bps	0	bps
Third Quarter 2023	18		6		25
Second Quarter 2023	34		76		25
First Quarter 2023	44		(9)		50
Fourth Quarter 2022	132		68		125

TABLE 10: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2023	2023	2023	2023	2022	2023	2022
Allowance for credit losses at beginning of period	$399,531	$387,786	$376,261	$357,936	$315,338	$357,936	$299,731
Cumulative effect adjustment from the adoption of ASU 2022-02	—	—	—	741	—	741	—
Provision for credit losses	42,908	19,923	28,514	23,045	47,646	114,390	78,589
Other adjustments	62	(60)	41	4	31	47	(108)
Charge-offs:
Commercial	5,114	2,427	5,629	2,543	3,019	15,713	14,141
Commercial real estate	5,386	1,713	8,124	5	538	15,228	1,379
Home equity	—	227	—	—	—	227	432
Residential real estate	114	78	—	—	—	192	471
Premium finance receivables - property & casualty	6,706	5,830	4,519	4,629	3,629	21,684	14,240
Premium finance receivables - life insurance	—	18	134	21	28	173	35
Consumer and other	148	184	110	153	—	595	1,081
Total charge-offs	17,468	10,477	18,516	7,351	7,214	53,812	31,779
Recoveries:
Commercial	592	1,162	505	392	691	2,651	4,748
Commercial real estate	92	243	25	100	61	460	701
Home equity	34	33	37	35	65	139	319
Residential real estate	10	1	6	4	6	21	77
Premium finance receivables - property & casualty	1,820	906	890	1,314	1,279	4,930	5,522
Premium finance receivables - life insurance	7	—	—	9	—	16	—
Consumer and other	24	14	23	32	33	93	136
Total recoveries	2,579	2,359	1,486	1,886	2,135	8,310	11,503
Net charge-offs	(14,889)	(8,118)	(17,030)	(5,465)	(5,079)	(45,502)	(20,276)
Allowance for credit losses at period end	$427,612	$399,531	$387,786	$376,261	$357,936	$427,612	$357,936

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.14%	0.04%	0.16%	0.07%	0.08%	0.10%	0.08%
Commercial real estate	0.19	0.05	0.31	0.00	0.02	0.14	0.01
Home equity	(0.04)	0.23	(0.04)	(0.04)	(0.08)	0.03	0.03
Residential real estate	0.02	0.01	0.00	0.00	0.00	0.01	0.02
Premium finance receivables - property & casualty	0.29	0.29	0.24	0.23	0.16	0.27	0.16
Premium finance receivables - life insurance	(0.00)	0.00	0.01	0.00	0.00	0.00	0.00
Consumer and other	0.58	0.65	0.45	0.74	(0.16)	0.60	1.22
Total loans, net of unearned income	0.14%	0.08%	0.17%	0.06%	0.05%	0.11	0.06%

Loans at period end	$42,131,831	$41,446,032	$41,023,408	$39,565,471	$39,196,485
Allowance for loan losses as a percentage of loans at period end	0.82%	0.76%	0.74%	0.73%	0.69%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	1.01	0.96	0.94	0.95	0.91

TABLE 11: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands)	2023	2023	2023	2023	2022	2023	2022
Provision for loan losses	$44,023	$20,717	$31,516	$22,520	$29,110	$118,776	$42,721
Provision for unfunded lending-related commitments losses	(1,081)	(769)	(2,945)	550	18,358	(4,245)	35,458
Provision for held-to-maturity securities losses	(34)	(25)	(57)	(25)	178	(141)	410
Provision for credit losses	$42,908	$19,923	$28,514	$23,045	$47,646	$114,390	$78,589

Allowance for loan losses	$344,235	$315,039	$302,499	$287,972	$270,173
Allowance for unfunded lending-related commitments losses	83,030	84,111	84,881	87,826	87,275
Allowance for loan losses and unfunded lending-related commitments losses	427,265	399,150	387,380	375,798	357,448
Allowance for held-to-maturity securities losses	347	381	406	463	488
Allowance for credit losses	$427,612	$399,531	$387,786	$376,261	$357,936

TABLE 12: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of December 31, 2023, September 30, 2023 and June 30, 2023.

	As of Dec 31, 2023			As of Sep 30, 2023			As of Jun 30, 2023
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial:
Commercial, industrial and other	$12,832,053	$169,604	1.32%	$12,725,473	$151,488	1.19%	$12,600,471	$143,142	1.14%
Commercial real estate:
Construction and development	2,084,041	94,081	4.51	1,893,773	90,622	4.79	1,760,436	86,725	4.93
Non-construction	9,260,123	129,772	1.40	9,052,407	125,096	1.38	8,848,375	128,971	1.46
Home equity	343,976	7,116	2.07	343,258	7,080	2.06	336,974	6,967	2.07
Residential real estate	2,769,666	13,133	0.47	2,707,603	12,659	0.47	2,643,240	12,252	0.46
Premium finance receivables
Property and casualty insurance	6,903,529	12,384	0.18	6,722,747	11,132	0.17	6,762,698	8,347	0.12
Life insurance	7,877,943	685	0.01	7,931,808	688	0.01	8,039,273	699	0.01
Consumer and other	60,500	490	0.81	68,963	385	0.56	31,941	277	0.87
Total loans, net of unearned income	$42,131,831	$427,265	1.01%	$41,446,032	$399,150	0.96%	$41,023,408	$387,380	0.94%

Total core loans (1)	$24,592,729	$380,847	1.55%	$24,088,651	$363,873	1.51%	$23,386,727	$350,930	1.50%
Total niche loans (1)	17,539,102	46,418	0.26	17,357,381	35,277	0.20	17,636,681	36,450	0.21

(1)See Table 1 for additional detail on core and niche loans.

TABLE 13: LOAN PORTFOLIO AGING

(In thousands)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Loan Balances:
Commercial
Nonaccrual	$38,940	$43,569	$40,460	$47,950	$35,579
90+ days and still accruing	98	200	573	—	462
60-89 days past due	19,488	22,889	22,808	10,755	21,128
30-59 days past due	85,743	35,681	48,970	95,593	56,696
Current	12,687,784	12,623,134	12,487,660	12,422,687	12,435,299
Total commercial	$12,832,053	$12,725,473	$12,600,471	$12,576,985	$12,549,164
Commercial real estate
Nonaccrual	$35,459	$17,043	$18,483	$11,196	$6,387
90+ days and still accruing	—	1,092	—	—	—
60-89 days past due	8,515	7,395	1,054	20,539	2,244
30-59 days past due	20,634	60,984	14,218	72,680	30,675
Current	11,279,556	10,859,666	10,575,056	10,134,663	9,911,641
Total commercial real estate	$11,344,164	$10,946,180	$10,608,811	$10,239,078	$9,950,947
Home equity
Nonaccrual	$1,341	$1,363	$1,361	$1,190	$1,487
90+ days and still accruing	—	—	110	—	—
60-89 days past due	62	219	316	116	—
30-59 days past due	2,263	1,668	601	1,118	2,152
Current	340,310	340,008	334,586	334,592	329,059
Total home equity	$343,976	$343,258	$336,974	$337,016	$332,698
Residential real estate
Early buy-out loans guaranteed by U.S. government agencies (1)	$150,583	$168,973	$187,848	$196,152	$164,788
Nonaccrual	15,391	16,103	13,652	11,333	10,171
90+ days and still accruing	—	—	—	104	—
60-89 days past due	2,325	1,145	7,243	74	4,364
30-59 days past due	22,942	904	872	19,183	9,982
Current	2,578,425	2,520,478	2,433,625	2,278,699	2,183,078
Total residential real estate	$2,769,666	$2,707,603	$2,643,240	$2,505,545	$2,372,383
Premium finance receivables - property & casualty
Nonaccrual	$27,590	$26,756	$19,583	$18,543	$13,470
90+ days and still accruing	20,135	16,253	12,785	9,215	15,841
60-89 days past due	23,236	16,552	22,670	14,287	14,926
30-59 days past due	50,437	31,919	32,751	32,545	40,557
Current	6,782,131	6,631,267	6,674,909	5,664,290	5,764,665
Total Premium finance receivables - property & casualty	$6,903,529	$6,722,747	$6,762,698	$5,738,880	$5,849,459
Premium finance receivables - life insurance
Nonaccrual	$—	$—	$6	$—	$—
90+ days and still accruing	—	10,679	1,667	1,066	17,245
60-89 days past due	16,206	41,894	3,729	21,552	5,260
30-59 days past due	45,464	14,972	90,117	52,975	68,725
Current	7,816,273	7,864,263	7,943,754	8,050,209	7,999,768
Total Premium finance receivables - life insurance	$7,877,943	$7,931,808	$8,039,273	$8,125,802	$8,090,998
Consumer and other
Nonaccrual	$22	$16	$4	$6	$6
90+ days and still accruing	54	27	28	87	49
60-89 days past due	25	196	51	10	18
30-59 days past due	165	519	146	379	224
Current	60,234	68,205	31,712	41,683	50,539
Total consumer and other	$60,500	$68,963	$31,941	$42,165	$50,836
Total loans, net of unearned income
Early buy-out loans guaranteed by U.S. government agencies (1)	$150,583	$168,973	$187,848	$196,152	$164,788
Nonaccrual	118,743	104,850	93,549	90,218	67,100
90+ days and still accruing	20,287	28,251	15,163	10,472	33,597
60-89 days past due	69,857	90,290	57,871	67,333	47,940
30-59 days past due	227,648	146,647	187,675	274,473	209,011
Current	41,544,713	40,907,021	40,481,302	38,926,823	38,674,049
Total loans, net of unearned income	$42,131,831	$41,446,032	$41,023,408	$39,565,471	$39,196,485
(1)Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

TABLE 14: NON-PERFORMING ASSETS(1)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2023	2023	2023	2023	2022
Loans past due greater than 90 days and still accruing:
Commercial	$98	$200	$573	$—	$462
Commercial real estate	—	1,092	—	—	—
Home equity	—	—	110	—	—
Residential real estate	—	—	—	104	—
Premium finance receivables - property & casualty	20,135	16,253	12,785	9,215	15,841
Premium finance receivables - life insurance	—	10,679	1,667	1,066	17,245
Consumer and other	54	27	28	87	49
Total loans past due greater than 90 days and still accruing	20,287	28,251	15,163	10,472	33,597
Non-accrual loans:
Commercial	38,940	43,569	40,460	47,950	35,579
Commercial real estate	35,459	17,043	18,483	11,196	6,387
Home equity	1,341	1,363	1,361	1,190	1,487
Residential real estate	15,391	16,103	13,652	11,333	10,171
Premium finance receivables - property & casualty	27,590	26,756	19,583	18,543	13,470
Premium finance receivables - life insurance	—	—	6	—	—
Consumer and other	22	16	4	6	6
Total non-accrual loans	118,743	104,850	93,549	90,218	67,100
Total non-performing loans:
Commercial	39,038	43,769	41,033	47,950	36,041
Commercial real estate	35,459	18,135	18,483	11,196	6,387
Home equity	1,341	1,363	1,471	1,190	1,487
Residential real estate	15,391	16,103	13,652	11,437	10,171
Premium finance receivables - property & casualty	47,725	43,009	32,368	27,758	29,311
Premium finance receivables - life insurance	—	10,679	1,673	1,066	17,245
Consumer and other	76	43	32	93	55
Total non-performing loans	$139,030	$133,101	$108,712	$100,690	$100,697
Other real estate owned	13,309	12,928	10,275	8,050	8,589
Other real estate owned - from acquisitions	—	1,132	1,311	1,311	1,311
Total non-performing assets	$152,339	$147,161	$120,298	$110,051	$110,597
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.30%	0.34%	0.33%	0.38%	0.29%
Commercial real estate	0.31	0.17	0.17	0.11	0.06
Home equity	0.39	0.40	0.44	0.35	0.45
Residential real estate	0.56	0.59	0.52	0.46	0.43
Premium finance receivables - property & casualty	0.69	0.64	0.48	0.48	0.50
Premium finance receivables - life insurance	—	0.13	0.02	0.01	0.21
Consumer and other	0.13	0.06	0.10	0.22	0.11
Total loans, net of unearned income	0.33%	0.32%	0.26%	0.25%	0.26%
Total non-performing assets as a percentage of total assets	0.27%	0.26%	0.22%	0.21%	0.21%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	359.82%	380.69%	414.09%	416.54%	532.71%

(1)Excludes early buy-out loans guaranteed by U.S. government agencies. Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

Non-performing Loans Rollforward, excluding early buy-out loans guaranteed by U.S. government agencies

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands)	2023	2023	2023	2023	2022	2023	2022

Balance at beginning of period	$133,101	$108,712	$100,690	$100,697	$97,633	$100,697	$74,438
Additions from becoming non-performing in the respective period	59,010	18,666	21,246	24,455	10,027	123,377	72,243
Return to performing status	(24,469)	(1,702)	(360)	(480)	(1,167)	(27,011)	(3,050)
Payments received	(10,000)	(6,488)	(12,314)	(5,261)	(16,351)	(34,063)	(60,936)
Transfer to OREO and other repossessed assets	(2,623)	(2,671)	(2,958)	—	(3,365)	(8,252)	(9,538)
Charge-offs, net	(9,480)	(3,011)	(2,696)	(1,159)	(1,363)	(16,346)	(6,027)
Net change for niche loans (1)	(6,509)	19,595	5,104	(17,562)	15,283	628	33,567
Balance at end of period	$139,030	$133,101	$108,712	$100,690	$100,697	$139,030	$100,697
(1)Includes activity for premium finance receivables and indirect consumer loans.

Other Real Estate Owned

	Three Months Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2023	2023	2023	2023	2022
Balance at beginning of period	$14,060	$11,586	$9,361	$9,900	$6,687
Disposals/resolved	(3,416)	(467)	(733)	(435)	(152)
Transfers in at fair value, less costs to sell	2,665	2,941	2,958	—	3,365
Fair value adjustments	—	—	—	(104)	—
Balance at end of period	$13,309	$14,060	$11,586	$9,361	$9,900

	Period End
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Balance by Property Type:	2023	2023	2023	2023	2022
Residential real estate	$720	$441	$318	$1,051	$1,585
Commercial real estate	12,589	13,619	11,268	8,310	8,315
Total	$13,309	$14,060	$11,586	$9,361	$9,900

TABLE 15: NON-INTEREST INCOME

	Three Months Ended					Q4 2023 compared to Q3 2023		Q4 2023 compared to Q4 2022
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2023	2023	2023	2023	2022	$ Change	% Change	$ Change	% Change
Brokerage	$5,349	$4,359	$4,404	$4,533	$4,177	$990	23%	$1,172	28%
Trust and asset management	27,926	29,170	29,454	25,412	26,550	(1,244)	(4)	1,376	5
Total wealth management	33,275	33,529	33,858	29,945	30,727	(254)	(1)	2,548	8
Mortgage banking	7,433	27,395	29,981	18,264	17,407	(19,962)	(73)	(9,974)	(57)
Service charges on deposit accounts	14,522	14,217	13,608	12,903	13,054	305	2	1,468	11
Gains (losses) on investment securities, net	2,484	(2,357)	0	1,398	(6,745)	4,841	NM	9,229	NM
Fees from covered call options	4,679	4,215	2,578	10,391	7,956	464	11	(3,277)	(41)
Trading (losses) gains, net	(505)	728	106	813	(306)	(1,233)	NM	(199)	65
Operating lease income, net	14,162	13,863	12,227	13,046	12,384	299	2	1,778	14
Other:
Interest rate swap fees	4,021	2,913	2,711	2,606	2,319	1,108	38	1,702	73
BOLI	1,747	729	1,322	1,351	1,394	1,018	NM	353	25
Administrative services	1,329	1,336	1,319	1,615	1,736	(7)	(1)	(407)	(23)
Foreign currency remeasurement gains (losses)	1,150	(446)	543	(188)	277	1,596	NM	873	NM
Early pay-offs of capital leases	157	461	201	365	131	(304)	(66)	26	20
Miscellaneous	16,375	15,895	14,576	15,260	13,505	480	3	2,870	21
Total Other	24,779	20,888	20,672	21,009	19,362	3,891	19	5,417	28
Total Non-Interest Income	$100,829	$112,478	$113,030	$107,769	$93,839	$(11,649)	(10)%	$6,990	7%

	Years Ended
	Dec 31,	Dec 31,	$	%
(Dollars in thousands)	2023	2022	Change	Change
Brokerage	$18,645	$17,668	$977	6%
Trust and asset management	111,962	108,946	3,016	3
Total wealth management	130,607	126,614	3,993	3
Mortgage banking	83,073	155,173	(72,100)	(46)
Service charges on deposit accounts	55,250	58,574	(3,324)	(6)
Gains (losses) on investment securities, net	1,525	(20,427)	21,952	NM
Fees from covered call options	21,863	14,133	7,730	55
Trading gains, net	1,142	3,752	(2,610)	(70)
Operating lease income, net	53,298	55,510	(2,212)	(4)
Other:
Interest rate swap fees	12,251	12,185	66	1
BOLI	5,149	806	4,343	NM
Administrative services	5,599	6,713	(1,114)	(17)
Foreign currency remeasurement gains	1,059	292	767	NM
Early pay-offs of leases	1,184	694	490	71
Miscellaneous	62,106	47,034	15,072	32
Total Other	87,348	67,724	19,624	29
Total Non-Interest Income	$434,106	$461,053	$(26,947)	(6)%
NM - Not meaningful.
BOLI - Bank-owned life insurance.

TABLE 16: NON-INTEREST EXPENSE

	Three Months Ended					Q4 2023 compared to Q3 2023		Q4 2023 compared to Q4 2022
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2023	2023	2023	2023	2022	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$111,484	$111,303	$107,671	$108,354	$100,232	$181	0%	$11,252	11%
Commissions and incentive compensation	48,974	48,817	44,511	39,799	49,546	157	0	(572)	(1)
Benefits	33,513	32,218	32,741	28,628	30,553	1,295	4	2,960	10
Total salaries and employee benefits	193,971	192,338	184,923	176,781	180,331	1,633	1	13,640	8
Software and equipment	27,779	25,951	26,205	24,697	24,699	1,828	7	3,080	12
Operating lease equipment	10,694	12,020	9,816	9,833	10,078	(1,326)	(11)	616	6
Occupancy, net	18,102	21,304	19,176	18,486	17,763	(3,202)	(15)	339	2
Data processing	8,892	10,773	9,726	9,409	7,927	(1,881)	(17)	965	12
Advertising and marketing	17,166	18,169	17,794	11,946	14,279	(1,003)	(6)	2,887	20
Professional fees	8,768	8,887	8,940	8,163	9,267	(119)	(1)	(499)	(5)
Amortization of other acquisition-related intangible assets	1,356	1,408	1,499	1,235	1,436	(52)	(4)	(80)	(6)
FDIC insurance	43,677	9,748	9,008	8,669	6,775	33,929	NM	36,902	NM
OREO expense, net	(1,559)	120	118	(207)	369	(1,679)	NM	(1,928)	NM
Other:
Lending expenses, net of deferred origination costs	5,330	4,777	7,890	3,099	4,952	553	12	378	8
Travel and entertainment	5,754	5,449	5,401	4,590	5,681	305	6	73	1
Miscellaneous	22,722	19,111	20,127	22,468	24,279	3,611	19	(1,557)	(6)
Total other	33,806	29,337	33,418	30,157	34,912	4,469	15	(1,106)	(3)
Total Non-Interest Expense	$362,652	$330,055	$320,623	$299,169	$307,836	$32,597	10%	$54,816	18%

	Years Ended
	Dec 31,	Dec 31,	$	%
(Dollars in thousands)	2023	2022	Change	Change
Salaries and employee benefits:
Salaries	$438,812	$382,181	$56,631	15%
Commissions and incentive compensation	182,101	197,873	(15,772)	(8)
Benefits	127,100	116,053	11,047	10
Total salaries and employee benefits	748,013	696,107	51,906	7
Software and equipment	104,632	95,885	8,747	9
Operating lease equipment	42,363	38,008	4,355	11
Occupancy, net	77,068	70,965	6,103	9
Data processing	38,800	31,209	7,591	24
Advertising and marketing	65,075	59,418	5,657	10
Professional fees	34,758	33,088	1,670	5
Amortization of other acquisition-related intangible assets	5,498	6,116	(618)	(10)
FDIC insurance	71,102	28,639	42,463	NM
OREO expense, net	(1,528)	(140)	(1,388)	NM
Other:
Lending expenses, net of deferred origination costs	21,096	20,576	520	3
Travel and entertainment	21,194	16,506	4,688	28
Miscellaneous	84,428	80,894	3,534	4
Total other	126,718	117,976	8,742	7
Total Non-Interest Expense	$1,312,499	$1,177,271	$135,228	11%
NM - Not meaningful.

TABLE 17: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, and pre-tax income, excluding provision for credit losses. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a fully taxable-equivalent basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, as a useful measurement of the Company’s core net income.

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars and shares in thousands)	2023	2023	2023	2023	2022	2023	2022
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$793,848	$762,400	$697,176	$639,690	$580,745	$2,893,114	$1,747,443
Taxable-equivalent adjustment:
- Loans	2,150	1,923	1,882	1,872	1,594	7,827	3,619
- Liquidity Management Assets	575	572	551	551	538	2,249	1,977
- Other Earning Assets	4	1	1	4	1	10	5
(B) Interest Income (non-GAAP)	$796,577	$764,896	$699,610	$642,117	$582,878	$2,903,200	$1,753,044
(C) Interest Expense (GAAP)	323,874	300,042	249,639	181,695	123,929	1,055,250	252,081
(D) Net Interest Income (GAAP) (A minus C)	$469,974	$462,358	$447,537	$457,995	$456,816	$1,837,864	$1,495,362
(E) Net Interest Income (non-GAAP) (B minus C)	$472,703	$464,854	$449,971	$460,422	$458,949	$1,847,950	$1,500,963
Net interest margin (GAAP)	3.62%	3.60%	3.64%	3.81%	3.71%	3.66%	3.15%
Net interest margin, fully taxable-equivalent (non-GAAP)	3.64	3.62	3.66	3.83	3.73	3.68	3.17
(F) Non-interest income	$100,829	$112,478	$113,030	$107,769	$93,839	$434,106	$461,053
(G) (Losses) gains on investment securities, net	2,484	(2,357)	0	1,398	(6,745)	1,525	(20,427)
(H) Non-interest expense	362,652	330,055	320,623	299,169	307,836	1,312,499	1,177,271
Efficiency ratio (H/(D+F-G))	63.81%	57.18%	57.20%	53.01%	55.23%	57.81%	59.55%
Efficiency ratio (non-GAAP) (H/(E+F-G))	63.51	56.94	56.95	52.78	55.02	57.55	59.38

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars and shares in thousands)	2023	2023	2023	2023	2022	2023	2022
Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$5,399,526	$5,015,613	$5,041,912	$5,015,506	$4,796,838
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
Less: Intangible assets (GAAP)	(679,561)	(680,353)	(682,327)	(674,538)	(675,710)
(I) Total tangible common shareholders’ equity (non-GAAP)	$4,307,465	$3,922,760	$3,947,085	$3,928,468	$3,708,628
(J) Total assets (GAAP)	$56,259,934	$55,555,246	$54,286,176	$52,873,511	$52,949,649
Less: Intangible assets (GAAP)	(679,561)	(680,353)	(682,327)	(674,538)	(675,710)
(K) Total tangible assets (non-GAAP)	$55,580,373	$54,874,893	$53,603,849	$52,198,973	$52,273,939
Common equity to assets ratio (GAAP) (L/J)	8.9%	8.3%	8.5%	8.7%	8.3%
Tangible common equity ratio (non-GAAP) (I/K)	7.7	7.1	7.4	7.5	7.1

Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$5,399,526	$5,015,613	$5,041,912	$5,015,506	$4,796,838
Less: Preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(L) Total common equity	$4,987,026	$4,603,113	$4,629,412	$4,603,006	$4,384,338
(M) Actual common shares outstanding	61,244	61,222	61,198	61,176	60,794
Book value per common share (L/M)	$81.43	$75.19	$75.65	$75.24	$72.12
Tangible book value per common share (non-GAAP) (I/M)	70.33	64.07	64.50	64.22	61.00

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$116,489	$157,207	$147,759	$173,207	$137,826	$594,662	$481,718
Add: Intangible asset amortization	1,356	1,408	1,499	1,235	1,436	5,498	6,116
Less: Tax effect of intangible asset amortization	(343)	(380)	(402)	(321)	(370)	(1,446)	(1,664)
After-tax intangible asset amortization	$1,013	$1,028	$1,097	$914	$1,066	$4,052	$4,452
(O) Tangible net income applicable to common shares (non-GAAP)	$117,502	$158,235	$148,856	$174,121	$138,892	$598,714	$486,170
Total average shareholders’ equity	$5,066,196	$5,083,883	$5,044,718	$4,895,271	$4,710,856	$5,023,153	$4,634,224
Less: Average preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(P) Total average common shareholders’ equity	$4,653,696	$4,671,383	$4,632,218	$4,482,771	$4,298,356	$4,610,653	$4,221,724
Less: Average intangible assets	(679,812)	(681,520)	(682,561)	(675,247)	(676,371)	(679,802)	(679,735)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$3,973,884	$3,989,863	$3,949,657	$3,807,524	$3,621,985	$3,930,851	$3,541,989
Return on average common equity, annualized (N/P)	9.93%	13.35%	12.79%	15.67%	12.72%	12.90%	11.41%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	11.73	15.73	15.12	18.55	15.21	15.23	13.73

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income:
Income before taxes	$165,243	$224,858	$211,430	$243,550	$195,173	$845,081	$700,555
Add: Provision for credit losses	42,908	19,923	28,514	23,045	47,646	114,390	78,589
Pre-tax income, excluding provision for credit losses (non-GAAP)	$208,151	$244,781	$239,944	$266,595	$242,819	$959,471	$779,144

	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2021	2020	2019	2018	2017	2016	2015	2014	2013
Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$4,498,688	$4,115,995	$3,691,250	$3,267,570	$2,976,939	$2,695,617	$2,352,274	$2,069,822	$1,900,589
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(125,000)	(125,000)	(125,000)	(251,257)	(251,287)	(126,467)	(126,477)
(R) Less: Intangible assets (GAAP)	(683,456)	(681,747)	(692,277)	(622,565)	(519,505)	(520,438)	(495,970)	(424,445)	(393,760)
(I) Total tangible common shareholders’ equity (non-GAAP)	$3,402,732	$3,021,748	$2,873,973	$2,520,005	$2,332,434	$1,923,922	$1,605,017	$1,518,910	$1,380,352
(M) Common shares used for book value calculation	57,054	56,770	57,822	56,408	55,965	51,881	48,383	46,805	46,117
Book value per common share ((I-R)/M)	$71.62	$65.24	$61.68	$55.71	$50.96	$47.11	$43.42	$41.52	$38.47
Tangible book value per common share (non-GAAP) (I/M)	59.64	53.23	49.70	44.67	41.68	37.08	33.17	32.45	29.93

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Wintrust Bank, N.A., in Chicago, Libertyville Bank & Trust Company, N.A., Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, N.A., Schaumburg Bank & Trust Company, N.A., Village Bank & Trust, N.A., in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, N.A., State Bank of The Lakes, N.A., in Antioch, Old Plank Trail Community Bank, N.A., in New Lenox, St. Charles Bank & Trust Company, N.A. and Town Bank, N.A., in Hartland, Wisconsin.

In addition to the locations noted above, the banks also operate facilities in Illinois in Addison, Algonquin, Aurora, Bloomingdale, Bolingbrook, Buffalo Grove, Burbank, Cary, Clarendon Hills, Countryside, Crete, Darien, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evanston, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Grayslake, Gurnee, Hanover Park, Highland Park, Highwood, Hoffman Estates, Homer Glen, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lombard, Lynwood, Markham, Maywood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, Norridge, Northfield, Oak Lawn, Oak Park, Orland Park, Palatine, Park Ridge, Prospect Heights, Riverside, Rockford, Rolling Meadows, Round Lake Beach, Shorewood, Skokie, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Waukegan, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale, and in Wisconsin in Burlington, Clinton, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomonee Falls, Milwaukee, Pewaukee, Racine, Wales, Walworth, Whitefish Bay and Wind Lake, and in Florida in Bonita Springs and Naples, and in Dyer, Indiana.

Additionally, the Company operates various non-bank business units:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.
•Wintrust Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•The Chicago Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2022 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices, and management’s long-term performance goals, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, including an actual or threatened U.S. government debt default or rating downgrade, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. trade policies;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;
•the financial success and economic viability of the borrowers of our commercial loans;
•commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft;
•adverse effects on our information technology systems, or those of third parties, resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries, and ability of the Company to effectively manage the transition of the chief executive officer role;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;
•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;
•examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act;
•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•the impact of the Company’s transition from LIBOR to an alternative benchmark rate for current and future transactions;

•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;
•changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;
•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;
•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility;
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation;
•widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change could have an adverse effect on the Company’s financial condition and results of operations, lead to material disruption of the Company’s operations or the ability or willingness of clients to access the Company’s products and services; and
•the severity, magnitude and duration of the COVID-19 pandemic, including the continued emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on the economy, our financial results, operations and personnel, commercial activity and demand across our business and our customers’ businesses.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Thursday, January 18, 2024 at 10:00 a.m. (CST) regarding fourth quarter and full year 2023 earnings results. Individuals interested in participating in the call by addressing questions to management should register for the call to receive the dial-in numbers and unique PIN at the Conference Call Link included within the Company’s press release dated January 2, 2024 available at the Investor Relations, Investor News and Events, Press Releases link on its website at https://www.wintrust.com. A separate simultaneous audio-only webcast link is included within the press release referenced above. Registration for and a replay of the audio-only webcast with an accompanying slide presentation will be available at https://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the fourth quarter and full year 2023 earnings press release will also be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.